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                                  Exhibit 3(c)

                         CERTIFICATE OF AMENDMENT TO THE
                   AMENDED ARTICLES OF RURBAN FINANCIAL CORP.


LOGO

Prescribed by                                    Charter No. ___________________
BOB TAFT, Secretary of State
30 East Broad Street, 14th Floor                 Approved ______________________
Columbus, Ohio  43266-0418
Form SH-AMD (January 1991)                       Date __________________________

                                                 Fee ___________________________



                            CERTIFICATE OF AMENDMENT
               By Shareholders to the Articles of Incorporation of


                             Rurban Financial Corp.
-------------------------------------------------------------------------------
                              (Name of Corporation)

Thomas C. Williams                                                    , who is:
---------------------------------------------------------------------

[  ] Chairman of the Board    [ X ] President    [  ] Vice President (check one)

and

Keeta J. Diller   , who is: [ X ] Secretary      [  ] Assistant Secretary
------------------                                      (Check One)

of the above name Ohio corporation for profit do hereby certify that:
(check the appropriate box and complete the appropriate statements)

[ X ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 28, 1997 at which meeting a
                                            --------    --
        quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise
        at least 50%          of the voting power of the corporation.
                     --------

[   ]   in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:


                              See attached Annex 1


      IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this
    28th      day of   April       , 1997.
-------------        ---------------    -


                                         By /S/ Thomas C. Williams
                                           --------------------------------
                                              Thomas C. Willams  (President)


                                         By /s/ Keeta J. Diller
                                           --------------------------------
                                                Keeta J. Diller  (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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                                  Exhibit 3(c)

                                     Annex 1

         RESOLVED, that the Amended Articles of Rurban Financial Corp. shall be amended by the addition of Article TWELFTH in the following form:

         TWELFTH: Shareholders shall have no right to vote cumulatively in the election of directors.



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